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                                                                      EXHIBIT 21



                           SUBSIDIARIES OF REGISTRANT



                                                                                            STATE OR COUNTRY UNDER
                                                                                          WHOSE LAWS INCORPORATED
                                                                                          ------------------------
         Texscan Corporation                                                                     Delaware

         Texscan MSI Corporation                                                                 Utah

         Texscan Trading Company                                                                 Texas

         Texscan Limited                                                                         United Kingdom

         Texscan de Mexico, S.A., de C.V.                                                        Mexico

         Texscan International (Barbados) Corp.                                                  Barbados